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                                                    Office of the Minister
                                                    Ministry of Petroleum and
                                                    Mineral Resources
                                                    P.M. B. 12844
                                                    Federal Secretariat, Phase I
                                                    Ikoyi, Lagos
                                                    22nd July 1994


         The Chairman
         Atlas Petroleum International Ltd.
         1B, Iblyinka Olorumimbe Close
         Off Amodu Olikutu Street
         Victoria Island,  Lagos

         Dear Sir,

                            CONSENT TO THE ASSIGNMENT
                     TO SUMMIT OIL AND GAS WORLDWIDE LIMITED
                         OF UNDIVIDED INTEREST IN OPL 75


I refer to your letter of April 7, 1994 applying for my consent to the assignment of undivided interest in the subject oil prospecting license.

2. In exercise of the powers conferred on me by paragraph 14, Schedule 1 of the Petroleum Act of 1969, I hereby grant my consent to the assignment of 30% undivided participating interest in your OPL 75 by Summit Partners Management Company to its offshore affiliate - Summit Oil and Gas Worldwide Limited with affect from July 4, 1994.

3. This consent is subject to the strict compliance with the agreement of 17th day of July, 1992 between Atlas Petroleum International Limited and SUMMIT PARTNERS MANAGEMENT COMPANY.

                                             Yours faithfully,



                                             D. O. Etiebet